Fifth Amendment, Waiver and Partial Release
                              Re: Credit Agreement

     This Fifth Amendment, Waiver and Partial Release Re: Credit Agreement (herein the "Amendment") is entered into as of May 26, 2000 among AMCOL
International Corporation (formerly known as American Colloid Company), a Delaware corporation (the "Company"), Harris Trust and Savings Bank in its capacity as Agent (the "Agent") and each of the Banks (collectively, the "Banks") party to the Credit Agreement (as such term is defined below).


                             Preliminary Statements

     A. The Company, the Agent and the Banks entered into a Credit Agreement dated as of October 4, 1994 (as amended, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     B. The Company has informed the Banks that the Company intends to sell certain assets and subsidiaries of the Company (collectively, the "Chemdal Assets and Subsidiaries") pursuant to that certain Asset and Stock Purchase Agreement dated as of November 22, 1999, between the Company and BASF
Aktiengesellschaft (the sale of the Chemdal Assets and Subsidiaries being hereinafter referred to as the "Chemdal Transaction"). In order to permit the Chemdal Transaction, the Company has requested that the Banks make certain amendments to, waive certain sections of and release certain Guarantors under the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Waiver.

     The  Company has  requested  that the Banks  waive any  noncompliance  with
Section 7.10 of the Credit Agreement resulting from the consummation of the Chemdal Transaction and any distribution of the proceeds resulting from the Chemdal Transaction to the shareholders of the Company. Accordingly, the Banks hereby waive Section 7.10 of the Credit Agreement to the extent and only to the extent the same would prevent the sale of the Chemdal Assets and Subsidiaries as part of the Chemdal Transaction and any distribution of the proceeds resulting from the Chemdal Transaction to the shareholders of the Company; provided that this waiver shall not become effective unless and until the conditions precedent set forth in Section 4 have been satisfied.

Section 2. Partial Release of Guaranties.

     In connection with the Chemdal Transaction, the Company has requested that the Banks release Chemdal Corporation, a wholly-owned Domestic Subsidiary of the Company, from its obligations under Section 1.9 of the Credit Agreement and from its obligations as a Guarantor under the Joint and Several Guaranty Agreement dated as of October 4, 1994 by the Guarantors (as defined in such Joint and Several Guaranty Agreement). Accordingly, the Banks hereby release Chemdal Corporation from such obligations; provided that (i) this partial release shall not become effective unless and until the conditions precedent set forth in
Section 4 have been satisfied, and (ii) this partial release shall not in any manner affect the obligations of the other Guarantors hereunder. Furthermore, the Agent and each of the Banks hereby acknowledge and agree, for the benefit of the Company and BASF Aktiengesellschaft, that the Chemdal Assets and Subsidiaries (as defined above) are not subject to, and are hereby released from, any and all claims and liabilities of any kind arising under or in connection with the Credit Agreement, the Joint and Several Guaranty Agreement or any agreements, documents or instruments executed and delivered in connection therewith; provided, that this acknowledgment, agreement and release shall not become effective unless and until the conditions precedent set forth in
Section 4 have been satisfied.

Section 3. Amendments to Credit Agreement.

     Upon satisfaction of all of the conditions precedent specified in Section 4 of this Amendment, the Credit Agreement shall be amended as follows:

     Section 3.1. Exhibit B of the Credit Agreement shall be amended and restated in its entirety to read as set forth on Exhibit B attached hereto and made a part hereof.

     Section 3.2. Section 7.6 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

               Section 7.6. Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth of not less than the sum of (a) $70,000,000.00 plus (b) 25% of Consolidated Net Income for each fiscal year of the Company ending after December 31, 1999 (i.e., commencing with the fiscal year ending
          December 31, 2000) for which such Consolidated Net Income is a positive number (i.e., there shall be no reduction to the amount of Consolidated Tangible Net Worth required to be maintained hereunder for any such period in which Consolidated Net Income is less than zero). For purposes of this Section, Consolidated Net Income shall not include the proceeds resulting from the Chemdal Transaction and any earnings reasonably allocable to the Chemdal Assets and Subsidiaries for the entire period during which the Chemdal Transaction occurred.

     Section 3.3. Subsections (f) and (h) of Section 7.15 of the Credit Agreement shall be deleted and the following subsections (f) and (h) shall be inserted in their stead:

               (f) investments in, and loans and advances to, Restricted Subsidiaries (other than Domestic Subsidiaries), provided such investments, loans and advances at any one time outstanding do not exceed the sum of (i) $50,000,000 plus (ii) the amount (if any) by which (A) $70,000,000 exceeds (B) the aggregate amount outstanding on investments, loans and advances permitted solely by virtue of subsection (h) of this Section;

               (h) any other investments, loans and advances not otherwise permitted by this Section in an aggregate amount not to exceed $70,000,000.

     Section 3.4. Section 7.17 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

               Section 7.17. Senior Funded Debt Ratio. The Company will not permit the Senior Funded Debt Ratio to exceed (i) 3.00 to 1.00 as of the end of each fiscal quarter of the Company through, but not including, December 31, 2000, and (ii) 2.50 to 1.00 as of the end of any fiscal quarter thereafter.

     Section 3.5. Section 1.7 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

               Section 1.7. Interest Rate Margin and Commitment Fee Adjustment. The applicable Eurocurrency Margin specified in Section 1.4(b) hereof and the commitment fee specified in Section 3.1 hereof shall be subject to quarterly adjustment (based upon the Funded Debt Ratio and the Senior Funded Debt Ratio for the quarter ending March 30, 2000) as follows (the margins from time to time applicable to the Eurocurrency Loans being hereinafter referred to as the "Applicable Eurocurrency Margin" and the commitment fee from time to time in effect being hereinafter referred to as the "Applicable Commitment Fee") with the Funded Debt Ratio and Senior Funded Debt Ratio being computed as in effect on the last day of each fiscal quarter:

          A. Applicable Eurocurrency Margin:

             If as of the last
             day of any fiscal
             quarter:

senior funded debt ratio    Greater    Less than or   Less than or   Less than or    Less than
is:                        than 3.00   equal to 3.00    equal to    equal to 2.00   1.50 to 1.00
                                           to 1.00     to 1.00 but   2.50 to 1.00   to 1.00 but
and                                    greater than    but greater   greater than
                                       2.50 to 1.00   than 2.00 to   1.50 to 1.00
                                                                            1.00

funded debt ratio is:

Less than 25%                .500%         .375%          .300%         .250%          .250%

Equal to or greater than
25% but less than 45%        .625%         .500%          .375%         .300%          .250%

Equal to or greater than
45% but less than 60%        .750%         .625%          .500%         .375%          .300%

Greater than or equal to
60%                          .825%         .750%          .625%         .500%          .375%


          B.   Applicable Commitment Fee:

               If as of the last
               day of any fiscal
               quarter:

senior funded debt ratio    Greater    Less than or   Less than or   Less than or    Less than
is:                        than 3.00   equal to 3.00  equal to 2.50  equal to 2.00  1.50 to 1.00
                            to 1.00    to 1.00 but    to 1.00 but    to 1.00 but
and                                    greater than   greater than   greater than
                                       2.50 to 1.00   2.00 to 1.00   1.50 to 1.00

funded debt ratio is:

Less than 25%                .200%         .175%          .150%         .125%          .100%

Equal to or greater than
25% but less than 45%        .200%         .175%          .150%         .125%          .100%

Equal to or greater than
45% but less than 60%        .200%         .175%          .150%         .125%          .100%

Greater than or equal to
60%                          .200%         .175%          .150%         .125%          .100%

               Not later than five Business Days after receipt by the Agent of the financial statements and the compliance certificate called for by
          Section 7.14 hereof for the applicable quarter, the Agent shall determine the Senior Funded Debt Ratio and the Funded Debt Ratio as of the close of the applicable period based on the information contained in such financial statements and compliance certificate and shall promptly notify the Company and the Banks of such determination and of any change in the Applicable Eurocurrency Margin and Applicable Commitment Fee resulting therefrom, any such change in the Applicable Eurocurrency Margin and Applicable Commitment Fee to be effective as of the date the Agent so notifies the Company, with such new Applicable Eurocurrency Margin and Applicable Commitment Fee to continue in effect until the effective date of the next quarterly redetermination in accordance with the foregoing. Each determination of the Senior Funded Debt Ratio, Funded Debt Ratio, Applicable Eurocurrency Margin and Applicable Commitment Fee by the Agent in accordance with this Section shall be conclusive and binding on the Company and the Banks absent manifest error.

     Section 3.6. Section 4 of the Credit Agreement shall be amended as follows:

          (a) the definition of "EBITDA" shall be amended in its entirety and as so amended shall be restated to read as follows:

               "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Restricted Subsidiaries; provided, however, that notwithstanding anything in this definition to the contrary: (a) non-cash gains and non-cash losses on sales or other dispositions of assets of the Company and its Subsidiaries outside the ordinary course of their business shall be given no effect in determining EBITDA; and (b) if a Divestiture occurs at any time during such period, EBITDA shall be calculated on a proforma basis to exclude earnings reasonably allocable to the divested Person or business, as the case may be, for the entire period as if such Divestiture had taken place on the first day of such period, all as reasonably calculated by the Company based on historical operations (including, but not limited to, operations conducted during such quarter) and reasonably calculated adjustments due to anticipated operational changes. Notwithstanding anything contained herein to the contrary, to the extent deducted in computing EBITDA for any period, the Fourth Quarter 1999 Charges shall be added back to each such computation of EBITDA for the relevant period.

          (b) the following new definitions shall be added in the appropriate alphabetical order:

               "Chemdal Transaction" means the sale of certain assets and Subsidiaries of the Company pursuant to that certain Asset and Stock Purchase Agreement dated as of November 22, 1999, between the Company and BASF Aktiengesellschaft.

               "Divestiture" means any transaction or series of related transactions, by which the Company or any of the Subsidiaries sells or otherwise disposes of (i) any going business, line of business or all or substantially all of the assets of any Subsidiary or (ii) any Subsidiary.

               "Fourth Quarter 1999 Charges" means up to $10,300,000 attributable to those certain non-recurring cash and non-cash charges incurred under the restructuring program of the Company in the relevant period during the Company's fiscal fourth quarter of 1999. Any foregoing cash and non-cash charges not classified as "restructuring charges" in accordance with GAAP must be one-time expenses reasonably deemed to have been incurred as a result of such restructuring program, and such expenses must be reported by the Company in reasonable detail in separate schedules accompanying the Compliance Certificates required by Section 7.14(F) hereof for each of the fiscal quarters in which such expenses are incurred.

Section 4. Conditions Precedent.

     The effectiveness of the foregoing is subject to the satisfaction of all of the following conditions precedent:

     Section 4.1. The Company, the Agent and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 4.2. The Agent shall have received an executed Guarantors' Consent in the form attached hereto as Exhibit A.

     Section 4.3. The Banks shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment and the other instruments and documents contemplated hereby and an opinion of counsel to the Company in a form satisfactory to the Banks.

     Section 4.4.  Each of the  representations  and  warranties  set  forth  in
Section 5 of the Credit Agreement shall be true and correct (except that the representations contained in Section 5.4 of the Credit Agreement shall be deemed to refer to the most recent financial statements of the Company delivered to the Banks pursuant to Section 7.14 of the Credit Agreement). The Company further represents and warrants that the Guarantors listed on the form of Guarantors' Consent attached hereto as Exhibit A constitute all of the Company's Domestic Subsidiaries existing as of the date hereof.

     Section 4.5. After giving effect to this Amendment, the Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Default shall have occurred and be continuing thereunder.

     Section 4.6. The Company shall have consummated the Chemdal Transaction pursuant to that certain Asset and Stock Purchase Agreement dated as of November 22, 1999 between the Company, as seller, and BASF Aktiengesellschaft, as purchaser (the "Sale Agreement") and the Agent shall have received an executed counterpart of the Sale Agreement.

Section 5. Miscellaneous.

     Section 5.1. Except as specifically modified, amended and waived herein the Credit Agreement shall continue in full force and effect. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Revolving Credit Notes, the Guaranty Agreement or any communication issued or made pursuant to or with respect thereto, any reference to the Credit Agreement in any of such being sufficient to refer to the Credit Agreement as amended hereby.

     Section 5.2. The Company shall pay all fees and expenses (including attorneys' fees) incurred by Harris Trust and Savings Bank and its counsel incurred in connection with the drafting and preparation, and supervision of legal matters in connection with this Amendment. The Company shall also provide to the Agent within thirty (30) days of the consummation of the Chemdal Transaction a Compliance Certificate in the form set forth in Exhibit C of the Credit Agreement, certified by the chief financial officer of the Company, reflecting the condition of the Company and showing compliance with certain covenants of the Credit Agreement as in effect immediately following the consummation of the Chemdal Transaction.

     Section 5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         Dated as of this 26th day of May, 2000.

                             AMCOL International Corporation
                               (formerly known as American Colloid Company)


                             By  /s/ Paul G. Shelton
                             Its Senior Vice President & Chief Financial Officer


         Accepted and agreed to as of the day and year last above written.

                             Harris Trust and Savings Bank, individually
                               and as Agent


                             By  /s/ Edward Klinger
                             Its Vice President


                             Bank One, NA (formerly known as The First
                               National Bank of Chicago)


                             By  /s/ Scott P. Moreen
                             Its Vice President


                             LaSalle National Bank


                             By  /s/ Richard Bott
                             Its Senior Vice President


                             The Northern Trust Company


                             By  /s/ Olga Georgiev
                             Its Vice President


                             Bank of America, NA


                             By  /s/ Daniel Lange
                             Its Vice President